UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2026

NexPoint Real Estate Finance, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-39210	84-2178264
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NREF	New York Stock Exchange, NYSE Texas

8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	NREF-PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 16, 2026, NexPoint Real Estate Finance Operating Partnership, L.P. (the “OP”), the operating partnership of NexPoint Real Estate Finance, Inc. (the “Company”), loaned $16.7 million to NexPoint Storage Partners Operating Company, LLC (“NSP OC”), a subsidiary of NexPoint Storage Partners, Inc. (“NSP”), and certain subsidiaries of NSP OC and of NexPoint Advisors, L.P., the parent of our external manager (our “Sponsor”), as co-borrowers. In connection with the loan, NSP OC issued a promissory note (as amended, the “NSP Note”) pursuant to which NSP OC may borrow up to an aggregate principal amount of $40.0 million, with $22.7 million outstanding as of April 3, 2026. The NSP Note bears interest at 14% per annum, which is payable in kind, is interest only during the term of the NSP Note and matures on January 16, 2031. Borrowings under the NSP Note are secured by a first priority lien on certain income streams and the related deposit accounts of the co-borrowers.

As previously disclosed, on March 25, 2026, the OP and The Ohio State Life Insurance Company (“OSL”) entered into a participation agreement, pursuant to which OSL purchased $7.5 million principal amount of the NSP Note and has the right, but not the obligation, to participate in any future advance under the NSP Note up to its then-current pro rata share.

On March 30, 2026, the OP loaned an additional $6.0 million to NSP OC under the NSP Note (the “Second Funding”). In addition, on April 3, 2026, the Company entered into a participation agreement side letter (the “Side Letter”) pursuant to which, effective as of March 30, 2026, (i) Highland Opportunities & Income Fund (“HFRO”) purchased $2.5 million principal amount of the Second Funding; (ii) NexPoint Diversified Real Estate Trust OP, L.P. (“NXDT”) purchased $962,000 principal amount of the Second Funding; (iii) Highland Global Allocation Fund (“HGLB”) purchased $1.25 million principal amount of the Second Funding and (iv) NRES REIT Sub II, LLC (“NRES” and, together with HFRO, NXDT and HGLB, the “NSP Note Purchasers”) purchased $38,000 principal amount of the Second Funding. Under the Side Letter, each of the NSP Note Purchasers has the right, but not the obligation, to participate in any future advance under the NSP Note up to its then-current pro rata share, with the OP remaining obligated to fund any amount of future advances under the NSP Note not funded by OSL or the NSP Note Purchasers.

As of April 3, 2026, the Company owned approximately 25.4% of the total outstanding shares of common stock of NSP and has guaranteed certain obligations of NSP, which are capped at $97.6 million. As of April 3, 2026, the OP owned approximately 95.4% of NSP’s outstanding 15.0% Cumulative Series G Preferred Stock, $0.01 par value per share. Accounts advised by our Sponsor and its affiliates beneficially own substantially all of the equity securities of NSP. Each NSP Note Purchaser is advised by an affiliate of NexPoint Real Estate Advisors VII, L.P., the Company’s external manager, and OSL may be deemed an affiliate of NexPoint Real Estate Advisors VII, L.P., the Company’s external manager through common beneficial ownership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT REAL ESTATE FINANCE, INC.
By:	/s/ Paul Richards
Name:	Paul Richards
Title:	Chief Financial Officer, Executive VP-Finance, Assistant Secretary and Treasurer

Date: April 3, 2026